EXHIBIT 1.01


                                 $150,000,000

                          SOUTHWEST GAS CORPORATION


                         Medium-Term Notes, Series A
                  Due Nine Months or More From Date of Issue

                            DISTRIBUTION AGREEMENT


                                                             December 30, 1996


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center
North Tower, 10th Floor
New York, New York  10281-1310

Dean Witter Reynolds Inc.
Two World Trade Center
New York, New York 10048

PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

  Southwest Gas Corporation, a California corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Dean Witter Reynolds Inc. and PaineWebber Incorporated (each, an "Agent" and collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes, Series A due nine months or more from date of issue (the "Notes"). The Notes are to be issued pursuant to an Indenture, dated as of July 15, 1996, as amended, supplemented or modified from time to time including by the Second Supplemental Indenture dated as of December 30, 1996 (as so amended, supplemented or modified, the "Indenture"), between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee"). As of the date hereof, the Company has authorized the issuance and sale of up to $150,000,000 aggregate initial offering price of Notes to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.
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  The Company has filed with the Securities and Exchange Commission (the
"SEC") in accordance with the provisions of the Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-3 (File No. 33-55621) (the "1994 Registration Statement") for the offering from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations") of its debt securities, preferred stock and/or common stock having an aggregate offering price of $300,000,000 and the 1994 Registration Statement has become effective. While an aggregate offering price of $270,112,800 of such securities remained unsold under the 1994 Registration Statement, the Company and Southwest Gas Capital I, a statutory business trust organized under the Business Trust Act of the State of Delaware (the "Trust"), filed with the SEC a registration statement on Form S-3 (No. 33-62143), as amended (the "1995 Registration Statement"), under the 1933 Act for the offering from time to time in accordance with Rule 415 of the 1933 Act Regulations of the Company's debt securities, preferred stock and/or common stock and the Trust's preferred securities and related guarantee of preferred securities by the Company having an aggregate offering price of $270,400,000 and the 1995 Registration Statement has become effective. While an aggregate offering price of $60,400,000 of such securities remained unsold under the 1994 Registration Statement and the 1995 Registration Statement, the Company filed with the SEC a registration statement on Form S-3 (No. 333-14605)(the "1996 Registration Statement"), under the 1933 Act for the offering from time to time in accordance with Rule 415 of the 1933 Act Regulations of its debt securities, including the Notes, preferred stock and/or common stock having an aggregate offering price of $250,000,000 (all of which securities remain unsold) and the 1996 Registration Statement has become effective. The 1994 Registration Statement, the 1995 Registration Statement and the 1996 Registration Statement (and any further registration statements that may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the combined prospectus constituting a part of the 1996 Registration Statement pursuant to Rule 429 of the 1933 Act Regulations, and any prospectus supplement (a "Prospectus Supplement") and pricing supplement
(a "Pricing Supplement") relating to the Notes, including all documents that are filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the rules and regulations of the SEC under the 1934 Act (the "1934 Act Regulations") that are at any time incorporated or deemed to be incorporated by reference therein pursuant to
Item 12 of Form S-3 under the 1933 Act (the "Incorporated Documents"), as from time to time amended or supplemented by the filing of documents pursuant to the 1934 Act, the 1934 Act Regulations, the 1933 Act, the 1933 Act Regulations or otherwise, are referred to herein as the "Registration Statements" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes, whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.

  All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statements or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statements or the Prospectus, as the case may be; and all

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references in this Agreement to amendments or supplements to the
Registration Statements or the Prospectus shall be deemed to mean and include the filing of any Incorporated Document after the time of execution of this Agreement; provided, however, that any supplement to the Prospectus filed with the SEC pursuant to Rule 424(b) of the 1933 Act Regulations with respect to an offering of securities of the Company, other than the Notes, or the Trust shall not be deemed to be a supplement to, or a part of, the Prospectus.


SECTION 1.     Appointment as Agent.

  (a) Appointment. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby agrees that Notes will be sold exclusively to or through the Agents. The Company may from time to time offer and sell Notes otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect, (i) the Company shall not solicit offers to purchase Notes through any agent without (A) amending this Agreement to appoint such agent as an additional Agent hereunder on the same terms and conditions as provided herein for the Agents and (B) giving the Agents prior notice of such appointment and (ii) the Company may accept any offer to purchase Notes through any agent other than an Agent, provided that (A) the Company shall not have solicited such offer, (B) the Company and such agent shall have entered into an agreement with respect to such purchase having terms and conditions (including, without limitation, any commissions with respect thereto) in substance identical to the terms and conditions that would apply to such purchase under this Agreement if such agent were an Agent hereunder, which may be effected by incorporating the terms and conditions of this Agreement by reference into such agreement in the form of Exhibit B hereto, and
(C) the Company shall provide the Agents with notice of such offer to purchase, together with a copy of such agreement, promptly following the acceptance thereof.

  (b) Sale of Notes. The Company shall not sell or approve the solicita-tion of purchases of Notes in excess of the amount that shall be authorized by the Company and the Public Utilities Commission of the State of California (the "CPUC") from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statements. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statements or applicable CPUC authorizations.

  (c) Purchases as Principal. The Agents shall not have any obligation to purchase Notes from the Company as principal, but one or more Agents may agree from time to time to purchase Notes as principal for resale to investors and other purchasers determined by such Agent or Agents. Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 3(a) hereof.

  (d) Solicitations as Agent. If agreed upon by an Agent and the Company, such Agent, acting solely as agent for the Company and not as principal, will solicit purchases of the Notes. Such Agent will communicate to the Company, orally, each offer to purchase Notes solicited by it on an agency basis, other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any proposed purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by it and accepted by the Company. Such Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay to such Agent any commission to which it would otherwise be entitled absent such default.

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(e)  Reliance.  The Company and the Agents agree that any Notes purchased by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as agent shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.  Representations and Warranties.

  (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to such Agent as principal or through such Agent as agent), as of the date of each delivery of Notes (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to the Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statements or the Prospectus shall be amended or supplemented or there is filed with the SEC any Incorporated Document (each of the times referenced above being referred to herein as a "Representation Date"), as follows:

       (i) Requirements for Use of Form S-3; No Stop Orders. The Company meets the requirements for the use of Form S-3 and Rule 415 of the 1933 Act Regulations and has filed or will file with the SEC a Prospectus Supplement relating to the Notes required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations. No stop order suspending the effectiveness of any of the Registration Statements has been issued by the SEC, and no proceedings for the issuance of such a stop order have been instituted or, to the knowledge of the Company, threatened by the SEC.

       (ii) Registration Statements and Prospectus. The Registration Statements, at the respective Effective Dates thereof, fully complied, and as of each Representation Date will fully comply, and the Prospectus, at the time of the most recent filing thereof and of any supplement or amendment thereto (including each Pricing Supplement) with the SEC pursuant to Rule 424(b) of the 1933 Act Regulations and as of each Representation Date, as it may then be amended or supplemented, and the Indenture, as of each Representation Date, will fully comply in all material respects with the applicable provisions of the 1933 Act, the 1933 Act Regulations, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder (the "Trust Indenture Act Regulations"), or pursuant to said rules and regulations did or will be deemed to comply therewith. On the respective Effective Dates thereof and as of each Representation Date, the Registration Statements did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time of the most recent filing thereof and of any supplement or amendment thereto (including each Pricing Supplement) with the SEC pursuant to Rule 424(b) of the 1933 Act Regulations and as of each Representation Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this paragraph (ii) shall not apply to statements or

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  omissions made in reliance upon and in conformity with
  written information furnished to the Company by or on behalf of the Agents specifically for use in connection with the preparation of the Registration Statements or the Prospectus, as they may be amended or supplemented, or to any statements in or omissions from the statement of eligibility, as it may be amended, under the Trust Indenture Act, of the Trustee under the Indenture (the "Statement of Eligibility"). As used herein, the term "Effective Date" means, with respect to each of the Registration Statements, at any time, the later of (i) the date that such Registration Statement or any post-effective amendment thereto was or is declared effective by the SEC under the 1933 Act and (ii) the date that the Company's Annual Report on Form 10-K for its most recently completed fiscal year is filed with the SEC under the 1934 Act, in each case at such time.

       (iii) Incorporated Documents. The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such further Incorporated Documents, when filed, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       (iv) Indenture. The Indenture has been duly and validly authorized by all necessary corporate action on the part of the Company, has been duly and validly executed and delivered by the Company, is a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting creditors' rights and general equitable principles (whether considered in a proceeding in equity or at law), and has been duly qualified under the Trust Indenture Act and no proceedings to suspend such qualification have been instituted or, to the knowledge of the Company, threatened by the SEC. The Indenture conforms in all material respects to all statements relating thereto contained in the Prospectus.

       (v) Notes. The Notes have been duly authorized by all necessary corporate action on the part of the Company, and, when the terms of the Notes have been established pursuant to the Indenture and when the Notes are authenticated and delivered in accordance with the Indenture against payment therefor, the Notes will constitute the legally, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting creditors' rights and general equitable principles (whether considered in a proceeding in equity or at law), and will be entitled to the
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  benefits of the Indenture.  The Notes will conform in all material respects to all statements relating thereto contained in the Prospectus.

       (vi) Due Incorporation and Qualification. (1) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of California with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statements and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

       (2) The Subsidiaries are corporations duly organized and validly existing in good standing under the laws of the State of Nevada with full corporate power and authority to own, lease and operate their properties and to conduct their businesses as described in the Registration Statements and the Prospectus, and are duly registered and qualified to conduct their businesses and are in good standing in each jurisdiction or place where the nature of their properties or the conduct of their businesses requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect.

       (vii) Subsidiaries. All of the Company's subsidiaries are listed in an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (the "1995 Form 10-K"), which is incorporated by reference into the Prospectus.

       (viii) Legal Proceedings; Contracts. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against Northern Pipeline Construction Co. or Paiute Pipeline Company (collectively, the "Subsidiaries") or the Company, or to which the Company or either of the Subsidiaries is subject, or to which any of their respective properties is subject, that are required to be described in the Registration Statements or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statements or the Prospectus or to be filed as an exhibit to the Registration Statements or any Incorporated Document that are not described or filed as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

       (ix) No Defaults. Except as disclosed in the Prospectus, neither the Company nor either of the Subsidiaries (i) is in violation of its charter or by-laws, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or either of the Subsidiaries, the violation of which would reasonably be expected to have a Material Adverse Effect, or of any decree of any court or governmental agency or body having jurisdiction over the Company or either of the Subsidiaries, or (ii) is in default in

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  any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or either of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound.

       (x) Regulatory Approvals; No Conflicts. Neither the issuance and sale of the Notes, the execution, delivery or performance of this Agreement and the Indenture by the Company nor the consummation by the Company of the transactions contemplated hereby requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Securities under the 1933 Act or the 1933 Act Regulations and compliance with the securities or blue sky laws of various jurisdictions, the qualification of the Indenture under the Trust Indenture Act and the authorizations of the CPUC issued December 7, 1994, June 6, 1996 and November 11, 1996 (which authorizations are, to the best knowledge of the Company, not the subject of any pending or threatened application for rehearing or petition for modification), all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the charter or bylaws of the Company or either of the Subsidiaries or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or either of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or either of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or either of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

       (xi) Accountants. The independent certified public accountants, Arthur Andersen LLP, who have audited the financial statements incorporated by reference in the Registration Statements and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the 1933 Act and the 1933 Act
  Regulations.

       (xii) Financial Statements. The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statements and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statements and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and

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  data included or incorporated by reference in the Registration Statements and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.
  The pro forma financial statements incorporated by reference in the Registration Statements and the Prospectus comply in all material respects with Article 11 of Regulation S-X under the 1933 Act.

       (xiii) Agreement. The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law and as limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting creditors' rights and general equitable principles (whether considered in equity or law).

       (xiv) Material Changes or Material Transactions. Except as disclosed in the Registration Statements and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statements and the Prospectus (or any amendment or supplement thereto), (i) neither the Company nor either of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole, and (ii) there has not been any change or development involving the Company which may reasonably be expected to have a Material Adverse Effect.

       (xv) Licenses. Each of the Company and the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (the "permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, except where the failure to fulfill or perform any such obligation would not reasonably be expected to have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits, except where the failure to fulfill or perform any such obligation would not reasonably be expected to have a Material Adverse Effect; and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any material permits or results or would result in any other material impairment of the rights of the holder of any such material permits, subject in each case to such qualifications as may be set forth in the Prospectus.

       (xvi) No Registration. No holder of any security of the Company has any right to require registration of any security of the Company because of the filing of any of the Registration Statements or consummation of the transactions contemplated by this Agreement.

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       (xvii)   Public Utility Holding Company Act.  Neither the Company
  nor any of its subsidiaries is currently subject to regulation under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act").

       (xviii) Investment Company Act. Neither the Company nor any of its subsidiaries is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

       (xix) Ratings. The Notes, prior to any issuance thereof, will be rated Baa2 by Moody's Investors Service, Inc. and BBB- by Standard & Poor's or such other rating as to which the Company shall have most recently notified the Agents of pursuant to Section 4(a) hereof.

  (b) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Company to such Agent or Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

SECTION 3. Purchases as Principal; Solicitations as Agent.

  (a) Purchases as Principal. Unless otherwise agreed by an Agent and the Company, Notes shall be purchased by one or more Agents as principal in accordance with terms agreed upon by such Agent or Agents and the Company (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto and be agreed upon orally with written confirmation prepared by such Agent or Agents and mailed or sent by facsimile transmission to the Company). An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Agreement" shall include the applicable agreement of one or more Agents to purchase Notes from the Company as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. The Agents may engage the services of any other broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received in connection with such purchases from the Company to such brokers and dealers. At the time of each purchase of Notes by one or more Agents as principal, such Agent or Agents shall specify the requirements for the stand-off agreement, officers' certificate, opinions of counsel and comfort letter pursuant to Sections 4(k), 7(b), 7(c) and 7(d) hereof.

  (b) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

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  The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through an Agent, as agent, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Company, such Agent will suspend solicitation of purchases from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

  The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto.

  (c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) specified in Exhibit A hereto shall be agreed upon by the Company and the applicable Agent or Agents and specified in a Pricing Supplement to be prepared in connection with each sale of Notes. Except as may be otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of $1,000 or any larger amount that is an integral multiple of $1,000. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Company, the Agents and the Trustee (the "Proce-dures"). The Agents and the Company agree to perform, and the Company agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4.  Covenants of the Company.

  The Company covenants with the Agents as follows:

  (a) Notice of Certain Events. The Company will notify the Agents immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to any of the Registration Statements, (ii) the transmittal to the SEC for filing of any amendment or supplement to the Prospectus or any document to be filed pursuant to the 1934 Act or the 1934 Act Regulations (other than any amendment, supplement or document relating solely to securities other than the Notes), (iii) the receipt of any comments from the SEC with respect to any of the Registration Statements or the Prospectus, (iv) any request by the SEC for any amendment to any of the Registration Statements or any amendment or supplement to the Prospectus or for additional information, (v) the issuance by the SEC of any stop order suspending the effectiveness of any of the Registration Statements or the initiation of any proceedings for that purpose, (vi) the issuance of any authorization of the CPUC relating to the authority of the Company to issue and sell Notes in addition to the authorizations referred to in Section 2(a)(x) of this Agreement, (vii) the expiration of the authorizations of the CPUC referred to in Section 2(a)(x) of this Agreement and (viii) any change in the rating assigned by any nationally recognized statistical rating organization to the Notes or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Notes or the withdrawal by any nationally recognized statistical rating organization of its

rating of the Notes. The Company will make every reasonable effort to prevent the issuance of any stop order with respect to any of the Registration Statements and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

  (b)  Notice of Certain Proposed Filings.  The Company will give the
Agents advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to any of the Registration Statements or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes or relating solely to the issuance and/or offering of securities other than the Notes), whether by the filing of documents pursuant to the 1934 Act, the 1934 Act Regulations, the 1933 Act, the 1933 Act Regulations or otherwise, and will furnish to the Agents copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable time in advance of such proposed filing or use, as the case may be, and will not file any such amendment or supplement or other documents in a form to which the Agents or counsel for the Agents shall reasonably object.

  (c) Copies of the 1996 Registration Statement and the Prospectus. The Company will deliver to the Agents as many signed and conformed copies of the 1996 Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and Incorporated Documents) as the Agents reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

  (d) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold to or through one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file such Pricing Supplement pursuant to Rule 424(b)(3) of the 1933 Act Regulations not later than the close of business of the SEC on the fifth business day after the date on which such Pricing Supplement is first used.

  (e) Prospectus Revisions -- Material Changes. Except as otherwise provided in Section 4(l) hereof, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend or supplement any of the Registration Statements or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company shall give immediate notice, confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in their capacity as agents and to cease sales of any Notes they may then own as principal, and the Company will promptly amend the relevant Registration Statement and the Prospectus, whether by filing documents pursuant to the 1934 Act, the 1934 Act Regulations, the 1933 Act, the 1933 Act Regulations or otherwise, as may be necessary to correct such untrue

statement or omission or to make the relevant Registration Statement and Prospectus comply with such requirements.

  (f) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in Section 4(l) hereof, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explana-tions as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

  (g) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in Section 4(l) hereof, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Registration Statements and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1934 Act Regulations, the 1933 Act, the 1933 Act Regulations or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

  (h) Earning Statements. The Company will make generally available to its security holders as soon as practicable but not later than 45 days (unless such period corresponds to the Company's fiscal year, in which case 90 days) after the close of the period covered thereby, an earning statement of the Company (in form complying with the provisions of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the 1996 Registration Statement.

  (i) Blue Sky Qualifications. The Company will cooperate with the Agents and with counsel for the Agents in connection with the registration or qualification of the Notes for offering and sale by the Notes under the securities or blue sky laws of such jurisdictions as the Agents may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.


  (j)  1934 Act Filings.  The Company, during the period when the
Prospectus is required to be delivered under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations in connection with sales of the Notes, will file all documents required to be filed with the SEC pursuant to Sections 13, 14 or 15(d) of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

  (k) Stand-Off Agreement. If specified by the applicable Agent or Agents in connection with a purchase of Notes from the Company as principal, between the date of the agreement to purchase such Notes and the Settlement Date with respect to such purchase, the Company will not, without the prior written consent of such Agent or Agents, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such agreement or commercial paper in the ordinary course of business).

  (l) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this
Section 4 during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company and (ii) no Agent shall then hold any Notes purchased as principal pursuant hereto, until the time the Company shall determine that solicitation of purchases of the Notes should be resumed or an Agent shall subsequently purchase Notes from the Company as principal.

SECTION 5.  Conditions of Obligations.

  The obligations of the Agents to purchase Notes from the Company as principal and to solicit offers to purchase Notes as agent of the Company, and the obligations of any purchasers of Notes sold through an Agent as agent, will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's directors or officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

  (a) Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

       (1) Opinion of Company Counsel. The favorable opinion of O'Melveny & Myers, counsel to the Company, to the effect that:

           (i) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of California, with corporate power to own and lease its properties, to carry on its business as described in the Prospectus and to enter into this Agreement and to issue and deliver the Notes as provided therein.

           (ii) The statements in the Prospectus under the captions "Description of the Notes" (except under the caption "--Book-Entry Notes") and "Description of Debt Securities" (except under the caption "--Book-Entry Debt Securities"), insofar

       as such statements constitute matters of California, New York or federal law applicable to the Company or summaries of the Indenture, fairly present the information required to be included therein by the 1933 Act, the 1933 Act Regulations, the Trust Indenture Act and the Trust Indenture Act Regulations.

           (iii) The Notes have been duly authorized by all necessary corporate action on the part of the Company, and, when the terms of the Notes have been established pursuant to the Indenture and upon payment for and delivery of the Notes in accordance with this Agreement and the Indenture, the Notes will constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

           (iv) Each of the Registration Statements has been declared effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of any of the Registration Statements has been issued or threatened by the SEC.

           (v) The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company and this Agreement has been duly executed and delivered by the Company.

           (vi) No consent, approval, authorization or order of, or filing with, any federal, California or New York governmental authority is required on the part of the Company for the issuance and sale of the Notes as contemplated by this Agreement, except (i) such as may have been obtained under the 1933 Act, the 1933 Act Regulations, the Trust Indenture Act or the Trust Indenture Act Regulations, (ii) the authorizations of the CPUC referred to in
       Section 2(a)(x) of this Agreement which have been obtained, remain in full force and effect and are, to the knowledge of such counsel, not the subject of any pending or threatened application for rehearing or petition for modification, and (iii) such as may be required under state securities or blue sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Notes.

           (vii) The Indenture has been duly authorized by all necessary corporate action on the part of the Company, executed and delivered by the Company and qualified under the Trust Indenture Act and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its

       terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

           (viii) The Company's execution, delivery and performance of this Agreement, the Indenture and the Notes do not violate the Company's Articles of Incorporation, Bylaws or any applicable California, New York or federal law, ordinance, administrative or governmental rule or regulation.

           (ix) The Registration Statements, at the respective
       Effective Dates thereof, and the Prospectus, at the date it was filed with, or transmitted for filing to, the SEC pursuant to Rule 424(b) of the 1933 Act Regulations, appeared on their face to comply in all material respects with the requirements as to form under the 1933 Act and the 1933 Act Regulations in effect at the date of filing, except that such counsel need express no opinion concerning the financial statements and other financial information contained or incorporated by reference therein. The Incorporated Documents, on the respective dates they were filed, appeared on their face to comply in all material respects with the requirements as to form for reports on Form 10-K, Form 10-Q and Form 8-K, as the case may be, under the 1934 Act and the 1934 Act Regulations in effect at the respective dates of their filing, except that such counsel need express no opinion concerning the financial statements and other financial information contained or incorporated by reference therein.

           (x) Neither the Company nor any of its subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of such a "subsidiary company" within the meaning of the 1935 Act.

           (xi) The statements set forth in the Prospectus Supplement under the caption "Certain Tax Considerations," constitute a fair and accurate summary of the matters addressed therein, based upon current law and the assumptions stated or referred to therein.

       In connection with such counsel's participation in the preparation of the Registration Statements and the Prospectus (excluding the summary financial information attached to the Form 8-Ks dated February 14, 1996 and May 2, 1996 incorporated by reference therein), such counsel need not independently verify the accuracy, completeness or fairness of the statements contained or incorporated therein, and the limitations inherent in the examination made by such counsel and the knowledge available to it are such that such counsel need not assume any responsibility for such accuracy, completeness or fairness (except as otherwise specifically stated in paragraphs (ii) and (xi) above).


  However, on the basis of such counsel's review of the Registration
  Statements, the Prospectus and the Incorporated Documents and such counsel's participation in conferences in connection with the preparation of the Registration Statements and the Prospectus (excluding the summary financial information attached to the Form 8-Ks dated February 14, 1996 and May 2, 1996 incorporated by reference therein), such counsel does not believe that any of the Registration Statements and the Incorporated Documents, as of the respective Effective Dates thereof, considered as a whole as of such date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel does not believe that the Prospectus and the Incorporated Documents, considered as a whole at the time the Prospectus was filed with, or transmitted for filing to, the SEC pursuant to Rule 424(b) of the 1933 Act Regulations and on the date of such opinion (in each case including the Incorporated Documents and considered as whole as of such dates), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. However, such counsel need not express any opinion or belief as to (x) the financial statements and other financial or statistical data included or incorporated by reference in the Registration Statements or the Prospectus or (y) the Statement of Eligibility.

       (2) Opinion of Robert M. Johnson, Associate General Counsel for the Company. The favorable opinion of Robert M. Johnson, Associate General Counsel for the Company, to the effect that:

           (i) The Subsidiaries have been duly incorporated and are validly existing in good standing under the laws of the State of Nevada with corporate power to own and lease their respective properties and to carry on their respective businesses as described in the Prospectus.

           (ii) The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the States of Nevada and Arizona and neither the Company nor Paiute Pipeline Company own or lease material properties or conduct material business in any other jurisdiction that would require such qualification. All the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record directly by the Company free and clear of any perfected security interest, or, to the best knowledge of such counsel after reasonable inquiry, any other security interest, lien, adverse claim, equity or other encumbrance.

           (iii) To the best knowledge of such counsel after due inquiry, neither the Company nor either of the Subsidiaries is in violation of or is in default in the performance of any obligation contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or either of the Subsidiaries is a

       party or by which any of them or any of their respective properties may be bound which violation or default could reasonably be expected to have a Material Adverse Effect.

           (iv) To the best knowledge of such counsel, after reasonable inquiry, there are no rights that entitle or will entitle any person to acquire any security of the Company upon the issuance of the Notes by the Company; to the best knowledge of such counsel after due inquiry, there is no holder of any security of the Company or any other person who has the right contractual or otherwise to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any securities of the Company as a result of the issuance of the Notes by the Company.

           (v) The Company's execution, delivery and performance of this Agreement, the Indenture and the Notes do not (i) violate, breach, or result in a default under, any existing obligation of the Company under any agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties is bound that is an exhibit to the Registration Statements or to any Incorporated Document or any other material agreement, indenture, lease or other instrument known to such counsel after due inquiry,
       (ii) breach or otherwise violate any existing obligation of the Company under any order, judgment or decree of any Arizona, California or Nevada or federal court or governmental authority binding on the Company, or (iii) violate any applicable Arizona or Nevada law, ordinance, administrative or governmental rule or regulation.

           (vi) No consent, approval, authorization or order of, or filing with, any federal, California, Arizona or Nevada governmental authority is required on the part of the Company for the issuance and sale of the Notes as contemplated by this Agreement, except (i) such as have been obtained under the 1933 Act, the 1933 Act Regulations, the Trust Indenture Act or the Trust Indenture Act Regulations, (ii) the authorizations of the CPUC referred to in
       Section 2(a)(x) of this Agreement which have been obtained, remain in full force and effect and are, to the knowledge of such counsel, not the subject of any pending or threatened application for rehearing or petition for modification, and (iii) such as may be required under state securities or blue sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Notes.

           (vii) To the best knowledge of such counsel after reasonable inquiry, other than as described or contemplated in the Prospectus, there are no legal or governmental proceedings pending or threatened against the Company or either of the Subsidiaries, or to which the Company or either of the Subsidiaries, or any of their property, is subject, which are required to be described in the Registration Statements or Prospectus and are not so described.


       In addition, such counsel shall include in his opinion a statement substantially to the effect set forth in the last paragraph of subsection
  (a)(1) above.

       In rendering their opinions as aforesaid, counsel may rely upon an opinion or opinions, each dated the date hereof, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or (x) in the case of O'Melveny & Myers, the States of California and New York and (y) in the case of Robert M. Johnson, Esq., the States of Arizona and Nevada, provided that (1) such reliance is expressly authorized by each opinion so relied upon, (2) a signed copy of each such opinion is delivered to the Agents that states that the Agents may rely thereon and is otherwise in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Agents are justified in relying thereon.

       (3) Opinion of Counsel to the Agents. The favorable opinion of Winthrop, Stimson, Putnam & Roberts, counsel for the Agents, an opinion with respect to the issuance and sale of the Notes, the Registration Statements and the Prospectus and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purposes of enabling them to pass upon such matters.

  (b) Officers' Certificate. At the date hereof, the Agents shall have received a certificate of the Chief Executive Officer, President or Vice President and the principal financial officer or principal accounting officer of the Company, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Prospectus or since the date of any agreement by one or more Agents to purchase Notes from the Company as principal, there has not been any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) the repre-sentations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, (iv) no stop order suspending the effectiveness of any of the Registration Statements has been issued and no proceedings for that purpose have been initiated or threatened by the SEC, and (v) the authorizations of the CPUC referred to in
Section 2(a)(x) of this Agreement are in full force and effect, to the knowledge of such officer, are not the subject of any pending or threatened application for rehearing or petition for modification and are sufficient to authorize the issuance and sale of the Notes. As used in this Section 5(b), the term "Prospectus" means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the Notes.

  (c)  Comfort Letter of Arthur Andersen LLP.  On the date hereof, the
Agents shall have received a letter from Arthur Andersen LLP, dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:


       (i) They are independent certified public accountants with respect to the Company within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

       (ii) It is their opinion that the consolidated financial statements of the Company and its subsidiaries and incorporated by reference in the Registration Statements and the Prospectus and audited by them and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

       (iii) They have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its subsidiaries, a reading of the minute books of the Company and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and such subsidiaries responsible for financial and accounting matters with respect to the unaudited consoli-dated financial statements incorporated by reference in the Registration Statements and Prospectus and the latest available interim unaudited financial statements of the Company and its subsidiaries, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures, nothing came to their attention that caused them to believe that: (A) any material modifications should be made to the unaudited consolidated financial statements of the Company and its subsidiaries incorporated by reference in the Registration Statements and Prospectus for them to be in conformity with generally accepted accounting principles in the United States, (B) the unaudited consolidated financial statements of the Company and its subsidiaries incorporated by reference in the Registration Statements and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations, or
  (C) at a specified date not more than three days prior to the date of such letter, there was any decrease in stockholders' equity, excluding the net income component of retained earnings and the unrealized gain
  (loss), net of tax, on debt securities available for sale, or increase in long-term debt, including current maturities, of the Company and its subsidiaries, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company and its subsidiaries included or incorporated by reference in the Registration Statements and Prospectus, except in all instances for increases or decreases that the Registration Statements and Prospectus disclose have occurred or may occur or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company.

       (iv) The pro forma financial statements included or incorporated by reference in the Registration Statements and the Prospectus comply as to form with the applicable accounting requirements of Article 11 of Regulation S-X under the 1934 Act.


       (v) In addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statements and the Prospectus and that are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

  (d) Other Documents. On the date hereof and on each Settlement Date, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contem-plated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent or Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earning statement set forth in Section 4(h) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof, the provisions relating to governing law and forum set forth in
Section 14 and the provisions relating to parties set forth in Section 15 hereof shall remain in effect.

SECTION 6.  Delivery of and Payment for Notes Sold Through an Agent.

  Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Company and deliver such Note to the Company and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.


SECTION 7.  Additional Covenants of the Company.

  The Company covenants and agrees with the Agents that:

  (a) Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent or Agents or to the purchaser or its agent, as the case may be, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statements and Prospectus as amended and supplemented to each such time).

  (b) Subsequent Delivery of Officers' Certificate. Each time that (i) any of the Registration Statements or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes or relating solely to the issuance and/or offering of securities other than the Notes),
(ii) there is filed with the SEC any Incorporated Document (other than any Current Report on Form 8-K relating solely to the issuance and/or offering of securities other than the Notes, unless the Agents shall otherwise specify),
(iii) (if required in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to such Agent or Agents as principal or (iv) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof that was last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statements and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in
Section 5(b) hereof, modified as necessary to relate to the Registration Statements and the Prospectus as amended and supplemented to the time of delivery of such certificate.

  (c) Subsequent Delivery of Legal Opinions. Each time that (i) any of the Registration Statements or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes, providing solely for the inclusion of additional financial information, or, unless the Agents shall otherwise specify, relating solely to the issuance and/or offering of securities other than the Notes), (ii) there is filed with the SEC any Incorporated Document (other than any Current Report on Form 8-K relating solely to the issuance and/or offering of securities other than the Notes,

unless the Agents shall otherwise specify), (iii) (if required in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to such Agent or Agents as principal or
(iv) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents the written opinions of O'Melveny & Myers, counsel to the Company, and Robert M. Johnson, Associate General Counsel for the Company, or other counsel satisfactory to the Agents, dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Sections 5(a)(1) and 5(a)(2) hereof, but modified, as necessary, to relate to the Registration Statements and the Prospectus as amended and supplemented to the time of delivery of such opinions or, in lieu of such opinions, counsel last furnishing such opinions to the Agents shall furnish the Agents with letters substantially to the effect that the Agents may rely on such last opinions to the same extent as though they were dated the date of such letters authorizing reliance (except that statements in such last opinions shall be deemed to relate to the Registration Statements and the Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

  (d) Subsequent Delivery of Comfort Letter. Each time that (i) any of the Registration Statements or the Prospectus shall be amended or supplemented to include additional financial information (other than by an amendment or supplement relating solely to the issuance and/or offering of securities other than the Notes), (ii) there is filed with the SEC any Incorporated Document that contains additional financial information, or (iii) (if required in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to such Agent or Agents as principal, the Company shall cause Arthur Andersen LLP forthwith to furnish to the Agents a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 5(c) hereof but modified to relate to the Registration Statements and Prospectus as amended and supple-mented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

  (e)  Subsequent Delivery of CPUC Authorizations. Each time that the
Company gives to the Agents the written notification required by Section 4(a)(vi) of this Agreement, the Company shall concurrently deliver to the Agents and to counsel for the Agents (i) a certified copy of each such authorization, and (ii) written opinions of O'Melveny & Myers, counsel to the Company, and Robert M. Johnson, Associate General Counsel for the Company, to the effect set forth in paragraph (vi) of Section 5(a)(1) and paragraph (vi) of Section 5(a)(2), respectively, of this Agreement modified to reflect such authorizations.


SECTION 8.  Indemnification.

  (a) Indemnification of the Agents. The Company will indemnify and hold harmless each Agent, the directors, officers, employees and agents of each Agent and each person, if any, who controls each Agent within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any Incorporated Documents (when read together with the Prospectus), or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Notes in the public offering to any person by such Agent and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Agent furnished in writing to the Company by such Agent expressly for inclusion in the Registration Statement or the Prospectus, or based upon statements in or omissions from the Statement of Eligibility. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

  (b) Indemnification of the Company. Each Agent will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, each director of the Company and each officer of the Company who signed the Registration Statement to the same extent as the foregoing indemnity from the Company to each Agent, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Agent furnished in writing to the Company by such Agent expressly for inclusion in the Registration Statement or the Prospectus. This indemnity will be in addition to any liability that each Agent might otherwise have.

  (c) General. Any party that proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 8, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8 unless, and only to the extent that, such omission results in the forfeiture of or substantial prejudice to substantive rights or defense by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after

notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

SECTION 9.  Contribution.

  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 8 of this Agreement is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agents, the Company and the Agents will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agents, such as persons who control the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the Agents may be subject in such proportion as shall be appropriate to reflect the relative

benefits received by the Company on the one hand and the Agents on the other. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) of any Notes received by the Company bear to the total underwriting discounts and commissions received by the Agents, in each case as set forth in the applicable Pricing Supplement. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agents, on the other, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 9 were to be determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 9 shall be deemed to include, for purposes of this Section 9, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Agent shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, any person who controls a party to this Agreement within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act Regulations will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9, will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld). The indemnity and contribution agreements contained in Section 8 of this Agreement and this Section 9 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agents, (ii) acceptance of any of the Notes and payment therefor or (iii) any termination of this Agreement.

SECTION 10.  Payment of Expenses.

  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

  (a) The preparation and filing of the Registration Statements and all amendments thereto and the Prospectus and any amendments or supplements thereto;

  (b)  The preparation, filing and reproduction of this Agreement;


  (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the eligibility and issuance of Notes in book-entry form;

  (d) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any calculation agent;

  (e) The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the program relating to the Notes and incurred from time to time in connection with the transactions contemplated hereby;

  (f) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any blue sky survey;

  (g) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statements and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

  (h) The preparation, reproducing and delivery to the Agents of copies of the Indenture and all amendments, supplements and modifications thereto;

  (i) Any fees charged by nationally recognized statistical rating organizations for the rating of the Notes;

  (j) The fees and expenses incurred in connection with any listing of Notes on a securities exchange;

  (k) The fees and expenses incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

  (l) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company; and

  (m) The cost of providing any CUSIP or other identification numbers for the Notes.

SECTION 11.  Representations, Warranties and Agreements to Survive Delivery.

  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any con-trolling person of an Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.


SECTION 12.  Termination.

  (a) Termination of this Agreement. This Agreement (excluding any agreement by one or more Agents to purchase Notes from the Company as principal) may be terminated for any reason, at any time by either the Company or an Agent, as to itself, upon the giving of 30 days' written notice of such termination to the other party hereto.

  (b) Termination of Agreement to Purchase Notes as Principal. The applicable Agent or Agents may terminate any agreement by such Agent or Agents to purchase Notes from the Company as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto, if (i) there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries consid-ered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent or Agents, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) trading in any securities of the Company has been suspended by the SEC, the New York Stock Exchange or the Pacific Stock Exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market shall have been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the SEC, the National Association of Securities Dealers, Inc. or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, or (iv) the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company as of the date of such agreement shall have been lowered since that date or if any such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) there shall have come to the attention of such Agent or Agents any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading. As used in this Section 12(b), the term "Prospectus" means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the related Notes.

  (c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commission earned in accordance with the third paragraph of
Section 3(b) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it as principal with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4

and 7 hereof shall remain in effect until such Notes are so resold or deliv-ered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

SECTION 13.  Notices.

  Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

  If to the Company:

       Southwest Gas Corporation
       5241 Spring Mountain Road
       Las Vegas, Nevada
       Attention:  Chief Financial Officer
       Telecopy No.: (702) 876-7037

  If to the Agents:

       Merrill Lynch & Co.
       Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
       World Financial Center
       North Tower - 10th Floor
       New York, New York  10281-1310
       Attention:  MTN Product Management
       Telecopy No.:  (212) 449-2234

       Dean Witter Reynolds Inc.
       Two World Trade Center
       New York, New York 10048
       Attention: Samual H. Wolcott
       Telecopy No.:  (212) 392-2575

       PaineWebber Incorporated
       1285 Avenue of the Americas
       New York, New York 10019
       Attention: Walter Hulse
       Telecopy No.:  (212) 247-0371


or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.


SECTION 14.  Governing Law; Forum.

  The rights and duties of the parties hereto under this Agreement shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York. Any suit, action or proceeding brought by the Company against any Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 15.  Parties.

  This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.  Counterparts.

  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.


If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                          Very truly yours,

                          Southwest Gas Corporation


                          By:  /s/ Jeffrey W. Shaw
                              -----------------------
                          Name:  Jeffrey W. Shaw
                          Title:  Vice President/Treasurer

Confirmed and accepted as of the date
  first above written:


Merrill Lynch, Pierce, Fenner & Smith
Incorporated


By:   /s/ Scott G. Primrose
    -------------------------

Dean Witter Reynolds Inc.


By:   /s/ John Schaefer
    -------------------------

PaineWebber Incorporated


By:   /s/ Peter Masco
    -------------------------
                                                                     EXHIBIT A

  The following terms, if applicable, shall be agreed to by one or more Agents and the Company in connection with each sale of Notes:

  Principal Amount: $_______

  Interest Rate or Formula:
       If Fixed Rate Note,
           Interest Rate:
           Default Rate:
           Interest Payment Dates:
       If Floating Rate Note,
           Interest Rate Basis(es):
                     If LIBOR,
                          [ ] LIBOR Reuters
                          [ ] LIBOR Telerate
                     If CMT Rate,
                          Designated CMT Telerate Page:
                          Designated CMT Maturity Index:
           Index Maturity:
           Spread and/or Spread Multiplier, if any:
           Initial Interest Rate, if any:
           Initial Interest Reset Date:
           Interest Reset Dates:
           Interest Payment Dates:
           Default Rate:
           Maximum Interest Rate, if any:
           Minimum Interest Rate, if any:
           Optional Reset Date, if any,
           Fixed Rate Commencement Date, if any:
           Fixed Interest Rate, if any:
           Calculation Agent:

  If Redeemable:
       Initial Redemption Date:
       Initial Redemption Percentage:
       Annual Redemption Percentage Reduction, if any:
  If Repayable:
       Optional Repayment Date(s):

  Original Issue Date:
  Stated Maturity Date:
  Authorized Denomination:
  Price to Public: ___%, plus accrued interest, if any, from ___________ Purchase Price: ___%, plus accrued interest, if any, from ___________ Settlement Date and Time:
  Provisions applicable to the failure of any Agents (if more than one) to purchase and pay for the Notes it has agreed to purchase and pay for hereunder:
  Additional/Other Terms:

Also, in connection with the purchase of Notes from the Company by one or more Agents as principal, agreement as to whether the following will be required:

  Officers' Certificate pursuant to Section 7(b) of the Distribution
Agreement.
  Legal Opinions pursuant to Section 7(c) of the Distribution Agreement. Comfort Letter pursuant to Section 7(d) of the Distribution Agreement. Stand-off Agreement pursuant to Section 4(k) of the Distribution Agreement.




                                                                     EXHIBIT B



                                    AGREEMENT



                                                             ____________, 199_

[Name and address of agent]

     Re:  Medium-Term Notes, Series A
          Pricing Supplement Number:
          Settlement Date:         , 199
          (See Attached Term Sheet)


Ladies and Gentlemen:

     Reference is made to the Distribution Agreement dated December 30, 1996 between Southwest Gas Corporation, a California corporation (the "Company"), and each of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Dean Witter Reynolds Inc. and PaineWebber Incorporated (the "Agreement") relating to up to $150,000,000 aggregate principal amount of Medium-Term Notes, Series A due nine months or more from date of issue (the "Notes") to be offered from time to time by the Company. The provisions of the Agreement (a copy of which has been previously provided to each of you) are hereby incorporated by reference and each of the representations and warranties set forth therein shall be deemed to have been made to you as of the date hereof. Subject to the terms as set forth therein, the Company hereby appoints you as an Agent (as such term is defined in the Agreement) of the Company for the purposes of soliciting one offer to purchase Notes from the Company containing the terms as set forth in the above-referenced Pricing Supplement. This appointment is effective as to and extends only to the one transaction that you are presenting to the Company (see attached Term Sheet) and the Agreement shall automatically be terminated as to you upon the earlier to occur of (i) payment made in full to the Company for the Notes sold pursuant to the offer so presented and (ii) the Company or you determine not to proceed with such transaction. Upon such termination of the Agreement by the Company, neither you nor the Company shall have any liability to the other except as provided in those sections of the Agreement referenced in Section 12(c) thereof. You agree to be bound by, and comply with, all of the provisions of the Agreement applicable to Agents thereunder.

[As a condition precedent to your obligation to consummate the transaction referred to above, you shall receive the following: (i) a certificate of the Company dated [insert recent date] pursuant to [Section 5(b)] [Section 7(b)] of the Agreement; (ii) the opinion or opinions of counsel dated [insert recent date or most recent periodic update] pursuant to [Sections 5(a)(1) and 5(a)(2)] [Section 7(c)] of the Agreement; (iii) a letter from Arthur Andersen LLP dated [insert recent date or most recent periodic update] delivered pursuant to Section [Section 5(c)] [Section 7(d)] of the Agreement; and (iv) a copy of the resolutions adopted by the Company with respect to the form of Note evidencing the Notes described in the above-referenced Pricing Supplement certified by an officer of the Company.]*

     This letter will be governed by and construed in accordance with the laws of the State of New York.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                                   Very truly yours,

                                   SOUTHWEST GAS CORPORATION



                                   By: ______________________
                                      Name:
                                      Title:



The foregoing letter is
hereby confirmed and accepted
as of the date hereof:



By: ______________________
   Name:
   Title:

__________________
* This provision is to be negotiated between the Company and such agent at the time of the trade.


                                                                    SCHEDULE A

  As compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                            PERCENT OF
MATURITY RANGES                          PRINCIPAL AMOUNT

From 9 months to less than 1 year                  .125%

From 1 year to less than 18 months                 .150

From 18 months to less than 2 years                .200

From 2 years to less than 3 years                  .250

From 3 years to less than 4 years                  .350

From 4 years to less than 5 years                  .450

From 5 years to less than 6 years                  .500

From 6 years to less than 7 years                  .550

From 7 years to less than 10 years                 .600

From 10 years to less than 15 years                .625

From 15 years to less than 20 years                .700

From 20 years to 30 years                          .750

Greater than 30 years                              *






________________
* As agreed to by the Company and the applicable Agent at the time of sale.

                                                                    APPENDIX A
                          SOUTHWEST GAS CORPORATION

                          ADMINISTRATIVE PROCEDURES

         FOR FIXED RATE AND FLOATING RATE MEDIUM-TERM NOTES, SERIES A
                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                       (Dated as of December 30, 1996)


   Medium-Term Notes, Series A due nine months or more from date of issue
(the "Notes") are to be offered on a continuous basis by Southwest Gas Corporation, a California corporation (the "Company"), to or through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Dean Witter Reynolds Inc. and PaineWebber Incorporated (each, an "Agent" and, collectively, the "Agents") pursuant to a Distribution Agreement, dated December 30, 1996 (the "Distribution Agreement"), by and among the Company and the Agents.

   Unless otherwise agreed by an Agent and the Company, Notes shall be purchased by the one or more Agents as principal in accordance with terms agreed upon by such Agent or Agents and the Company (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A to the Distribution Agreement, and be agreed upon orally with written confirmation prepared by such Agent or Agents and mailed or sent by facsimile transmission to the Company). If agreed upon by any Agent or Agents and the Company, the Agent or Agents, acting solely as agent or agents for the Company and not as principal, will use reasonable efforts to solicit offers to purchase the Notes. Only those provisions in these Administrative Procedures that are applicable to the particular role to be performed by the related Agent or Agents shall apply to the offer and sale of the relevant Notes.

   The Notes will be issued as a series of debt securities under an Indenture, dated as of July 15, 1996, as amended, supplemented or modified from time to time, including by the Second Supplemental Indenture dated as of December 30, 1996 (as so amended, supplemented or modified, the "Indenture"), between the Company and Harris Trust and Savings Bank, as trustee (together with any successor in such capacity, the "Trustee"). The Company has filed Registration Statements (as defined in the Distribution Agreement) with the Securities and Exchange Commission (the "Commission") registering, among other securities, debt securities (which include the Notes). A pricing supplement to the Prospectus (as defined in the Distribution Agreement) setting forth the purchase price, interest rate or formula, maturity date and other terms of any Notes (as applicable) is herein referred to as a "Pricing Supplement".


    The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes without coupons (each, a "Global Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form (each, a "Certificated Note") delivered to the investor or other purchaser thereof or a person designated by such investor or other purchaser.

   General procedures relating to the issuance of all Notes are set forth in
Part I hereof. Additionally, Global Notes will be issued in accordance with the procedures set forth in Part II hereof and Certificated Notes will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.


                        PART I:  PROCEDURES OF GENERAL
                                 APPLICABILITY


Date of Issuance/
 Authentication:        Each Note will be dated as of the date of its
                        authentication by the Trustee. Each Note shall also bear an original issue date (each, an "Original
                        Issue Date"). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original
                        Note regardless of their dates of authentication.

Maturities:             Each Note will mature on a date nine months or more
                        from its Original Issue Date (the "Stated Maturity
                        Date") selected by the investor or other purchaser and agreed to by the Company.

Registration:           Notes will be issued only in fully registered form.

Denominations:          Unless otherwise provided in the applicable Pricing
                        Supplement, the Notes will be issued in
                        denominations of $1,000 and integral multiples thereof.

Interest Rate Bases
 applicable to
 Floating Rate
 Notes: Unless otherwise provided in the applicable Pricing Supplement, Floating Rate Notes will bear interest at a rate or rates determined by reference to the CD Rate, the CMT Rate, the Commercial Paper Rate, the


                        11th District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the J.J. Kenny Rate, the Treasury Rate, or such other interest rate basis or formula as may be set forth in the applicable Pricing Supplement, or by reference to two or more such rates, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Floating Rate Notes.

Redemption/Repayment:   The Notes will be subject to redemption by the
                        Company in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Pricing Supplement. If no Initial Redemption Date is indicated with respect to a Note, such Note will not be redeemable prior to its Stated Maturity Date.

                        The Notes will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Pricing Supplement. If no optional repayment date is indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity Date.

Calculation of
 Interest:              In case of Fixed Rate Notes, interest (including
                        payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

                        The interest rate on each Floating Rate Note (and Floating Rate Notes designated as "Floating Rate/Fixed Rate Notes" or "Inverse Floating Rate Notes") will be calculated by reference to the specified Interest
                        Rate Basis or Bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any.

                        Unless otherwise provided in the applicable Pricing Supplement, accrued interest on each Floating Rate Note will be calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise provided in the applicable Pricing Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the interest rate in effect on such day by 360 if

                        the CD Rate, Commercial Paper Rate, 11th District Cost of Funds Rate, Federal Funds Rate, LIBOR or Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year if the CMT Rate or Treasury Rate is an applicable Interest
                        Rate Basis, or by 365 days if the J.J. Kenny Rate is an applicable Interest Rate Basis. Unless otherwise provided in the applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the lowest, highest or average of the applicable Interest Rate Bases applied.

Interest:               General.  Each Note will bear interest in accordance
                        with its terms. Unless otherwise provided in the applicable Pricing Supplement, interest on each Note will accrue from and including the Original Issue
                        Date of such Note for the first interest period or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for all subsequent interest periods to but excluding the applicable Interest Payment Date or the Stated Maturity Date or date of earlier redemption or repayment, as the case may be (the
                        Stated Maturity Date or date of earlier redemption or repayment is referred to herein as the "Maturity
                        Date" with respect to the principal repayable on such date).

                        If an Interest Payment Date or the Maturity Date with respect to any Fixed Rate Note falls on a day that is not a Business Day (as defined below), the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after such day to the next succeeding Business Day. If an Interest Payment Date other than the Maturity Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Note for which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date with respect to

                        any Floating Rate Note falls on a day that is not a Business Day, the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after the Maturity Date to the next succeeding Business Day. Unless otherwise provided in the applicable Pricing Supplement, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions or trust companies are authorized or required by law, regulation or executive order to close in The City of New York or in any Place of Payment with respect to any Note; PROVIDED, HOWEVER, that, with respect to Notes for which LIBOR is an applicable Interest Rate Basis, such day is also a London Banking Day (as defined below). "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

                        Regular Record Dates. Unless otherwise provided in the applicable Pricing Supplement, the "Regular Record Date" for a Floating Rate Note shall be the date 15 calendar days (whether or not a Business
                        Day) preceding the applicable Interest Payment Date and, for a Fixed Rate Note, shall be March 15 or September 15 (whether or not a Business Day) immediately preceding the applicable Interest Payment Date for such Fixed Rate Notes.

                        Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; PROVIDED, HOWEVER, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next succeeding Regular Record Date.

                        Unless otherwise provided in the applicable Pricing Supplement, interest payments on Fixed Rate Notes will be made semiannually in arrears on April 1 and October 1 of each year and on the Maturity Date, while interest payments on Floating Rate Notes will be made as specified in the applicable Pricing Supplement.


Acceptance and
 Rejection of Offers
 from Solicitation
 as Agents:             If agreed upon by any Agent and the Company, then
                        such Agent acting solely as agent for the Company and not as principal will solicit purchases of the Notes. Each Agent will communicate to the Company, orally or in writing, each reasonable offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. Each Agent has the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be a breach of such Agent's agreement contained in the Distribution Agreement.
                        The Company has the sole right to accept or reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not be a breach of the Company's agreement contained in the Distribution
                        Agreement. Each Agent has agreed to make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company.

Preparation of
 Pricing Supplement:    If any offer to purchase a Note is accepted by the
                        Company, the Company will promptly prepare a Pricing
                        Supplement reflecting the terms of such Note.
                        Information to be included in the Pricing Supplement shall include:

                        1.    the name of the Company;

                        2.    the title of the Notes;

                        3. the date of the Pricing Supplement and the date of the Prospectus to which the Pricing Supplement relates;

                        4. the name of the Offering Agent (as defined below);

                        5. whether such Notes are being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company;

                        6. with respect to Notes sold to the Offering Agent as principal, whether such Notes will be

                              resold by the Offering Agent to investors and other purchasers at (i) a fixed public offering price of a specified percentage of their principal amount or (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Offering Agent;

                        7. with respect to Notes sold to an investor or other purchaser through the Offering Agent acting as agent for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) a specified percentage of their principal amount;

                        8.    the Offering Agent's discount or commission;

                        9.    net proceeds to the Company;

                        10. the Principal Amount, Original Issue Date, Stated Maturity Date, Interest Payment Date(s), Authorized Denomination, Initial Redemption Date, if any, Initial Redemption Percentage, if any, Annual Redemption Percentage Reduction, if any, Optional Repayment Date(s), if any, Default Rate, if any, and, in the case of Fixed Rate Notes, the Interest Rate, and whether such Fixed Rate Note is an Original Issue Discount Note (and, if so, the Issue Price), and, in the case of Floating Rate Notes, the Interest Rate Basis or Bases, Index Maturity (if applicable), Initial Interest Rate, if any, Maximum Interest Rate, if any, Minimum Interest Rate, if any, Initial Interest Reset Date, Interest Reset Dates, Spread and/or Spread Multiplier, if any, Optional Reset Date, if any, Fixed Rate Commencement Date, if any, Fixed Interest Rate, if any, and Calculation Agent; and

                        11. any other additional provisions of the Notes material to investors or other purchasers of the Notes not otherwise specified in the Prospectus.

                        The Company shall use its reasonable best efforts to send such Pricing Supplement by telecopy or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than 11:00 a.m. New York City time on the Business Day following the applicable trade date) to the Agent that made or presented the offer to purchase the applicable Note (in such capacity,

                        the "Offering Agent") and the Trustee at the following applicable address: if to Merrill Lynch & Co., to: Tritech Services, 40 Colonial Drive, Piscataway, New Jersey 08854, Attention: Prospectus Operations/Nachman Kimerling, (908) 885-2768, telecopier: (908) 885-2774/5/6; if to Dean Witter Reynolds Inc., to: Two World World Trade Center,
                        65th Floor, Attention: Samuel H. Wolcott, (212) 392-3119, telecopier: (212) 392-2575; if to PaineWebber Incorporated, to: 1285 Avenue of the Americas,
                        New York, New York 10019, Attention: Walter Hulse,
                        (212) 713-2960, telecopier: (212) 247-0371; and if to
                        the Trustee, to: 311 West Monroe, Chicago, Illinois 60606, Attention: Daniel G. Donovan, (312) 461-2908, telecopier: (312) 461-3525. For record keeping purposes, one copy of such Pricing
                        Supplement shall also be mailed or telecopied to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, 10th Floor, New York, New York, 10281-1310,
                        Attention: MTN Product Management, (212) 449-7476, telecopier: (212) 449-2234, with a copy to Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza,
                        New York, New York 10004, Attention: David P. Falck,
                        Esq.

                        In each instance that a Pricing Supplement is prepared, the Offering Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Notes or its agent. Pursuant to Rule 434 ("Rule 434") of the Securities Act of 1933, as amended, the Pricing Supplement may be delivered separately from the Prospectus. Out-dated Pricing Supplements (other than those retained for files) will be destroyed.

Settlement:             The receipt of immediately available funds by the
                        Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute "settlement". Offers accepted by the Company will be settled in three Business
                        Days, or at such time as the purchaser, the applicable Agent and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement
                        Procedure Timetable" with respect to Global Notes and Certificated Notes, respectively (each such date fixed for settlement is hereinafter referred to as a "Settlement Date"). If procedures A and B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable "Settlement


                        Procedures Timetable", such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.

                        The foregoing settlement procedures may be modified with respect to any purchase of Notes by an Agent as principal if so agreed by the Company and such Agent.

Procedure for Changing
 Rates or Other
 Variable Terms:        When a decision has been reached to change the
                        interest rate or any other variable term on any Notes being sold by the Company, the Company will promptly advise the Agents and the Trustee by facsimile transmission and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company notifies the Agents and the Trustee of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time, only "indications of interest" may be recorded. Immediately after acceptance by the Company of an offer to purchase
                        Notes at a new interest rate or new variable term, the Company, the Offering Agent and the Trustee shall follow the procedures set forth under the applicable "Settlement Procedures".

Suspension of
 Solicitation;
 Amendment or
 Supplement:            The Company may instruct the Agents to suspend
                        solicitation of offers to purchase Notes at any time. Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised the Agents that solicitation of offers to purchase may be resumed. If the Company decides to amend or supplement the Registration
                        Statements or the Prospectus (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes), it will promptly advise the Agents and will furnish the Agents and their counsel with copies of the proposed amendment or

                        supplement. Copies of such amendment or supplement will be delivered or mailed to the Agents, their counsel and the Trustee in quantities which such parties may reasonably request at the following respective addresses: Merrill Lynch & Co., World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310, Attention: MTN Product Management, (212) 449-7476, telecopier: (212)
                        449-2234; Dean Witter Reynolds Inc., Two World Trade Center, 65th Floor, Attention: Samuel H. Wolcott,
                        (212) 392-3119, telecopier:  (212) 392-2575;
                        PaineWebber Incorporated, 1285 Avenue
                        of the Americas, New York, New York 10019, Attention:
                        Walter Hulse, (212) 713-2960, telecopier: (212) 247-0371, and if to the Trustee, to: 311 West Monroe, Chicago, Illinois 60606,
                        Attention: Daniel G. Donovan, (312) 461-2908, telecopier: (312) 461-3525. For record keeping purposes, one copy of each such amendment or supplement shall also be mailed or telecopied to Winthrop, Stimson, Putnam & Roberts, One Battery
                        Park Plaza, New York, New York 10004, Attention:
                        David P. Falck, Esq., (212) 858-1438, telecopier:
                        (212) 858-1500.

                        In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes) there shall be any offers to purchase Notes that have been accepted by the Company that have not been settled, the Company will promptly advise the Offering Agent and the Trustee whether such offers may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.


Delivery of Prospectus
 and applicable
 Pricing Supplement:    A copy of the most recent Prospectus and the
                        applicable Pricing Supplement, which pursuant to Rule 434 may be delivered separately from the Prospectus, must accompany or precede the earlier of
                        (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.


Authenticity of
 Signatures:            The Agents will have no obligation or liability to
                        the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Documents Incorporated
 by Reference:          The Company shall supply the Agents with an adequate
                        supply of all documents incorporated by reference in the Registration Statements and the Prospectus.


                     PART II:  PROCEDURES FOR NOTES ISSUED
                      IN BOOK-ENTRY FORM AS GLOBAL NOTES

   In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, dated December 24, 1996, and a Certificate Agreement, dated July 2, 1990, between the
Trustee and DTC, as amended (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:               All Fixed Rate Notes issued in book-entry form
                        having the same Original Issue Date, Interest Rate,
                        Default Rate, Interest Payment Dates, redemption and/or repayment terms, if any, and Stated Maturity
                        Date (collectively, the "Fixed Rate Terms") will be represented initially by a single Global Note; and all Floating Rate Notes issued in book-entry form having the same Original Issue Date, formula for the calculation of interest (including the Interest Rate
                        Basis or Bases, which may be the CD Rate, the CMT
                        Rate, the Commercial Paper Rate, the 11th District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime
                        Rate, the J.J. Kenny Rate or the Treasury Rate or any other interest rate basis or formula, and Spread and/or
                        Spread Multiplier, if any), Initial Interest Rate,
                        Default Rate, Index Maturity (if applicable), Minimum
                        Interest Rate, if any, Maximum Interest Rate, if any, redemption and/or repayment terms, if any, Option Reset
                        Date, if any, Fixed Rate Commencement Date, if any,
                        Fixed Interest Rate, if any, Interest Payment Dates,
                        Initial Interest Reset Date, Interest Reset Dates and Stated Maturity Date (collectively, the
                        "Floating Rate Terms") will be represented initially by a single Global Note.

                        For other variable terms with respect to the Fixed Rate Notes and Floating Rate Notes, see the Prospectus and the applicable Pricing Supplement.

                        Owners of beneficial interests in Global Notes will be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.


Identification:         The Company has arranged with the CUSIP Service
                        Bureau of Standard & Poor's (the "CUSIP Service
                        Bureau") for the reservation of one series of CUSIP numbers, which series consists of approximately
                        900 CUSIP numbers which have been reserved for and relating to Global Notes and the Company has delivered to each of the Trustee and DTC such list of such CUSIP numbers. The Company will assign
                        CUSIP numbers to Global Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global
                        Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Notes, and, if it deems necessary, the Company will reserve and obtain additional CUSIP numbers for assignment to Global Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC. Notes issued in book-entry form in excess of $200,000,000 aggregate principal amount and otherwise required to be represented by the same Global Note will instead be represented by two or more Global Notes which shall all be assigned the same CUSIP number.

Registration:           Unless otherwise specified by DTC, each Global Note
                        will be registered in the name of Cede & Co., as nominee for DTC, on the register maintained by the Trustee under the Indenture. The beneficial owner of a Note issued in book-entry form (i.e., an owner of a beneficial interest in a Global Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants.
                        The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.


Transfers:              Transfers of beneficial ownership interests in a
                        Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in
                        DTC) acting on behalf of beneficial transferors and transferees of such Global Note.

Exchanges:              The Trustee may deliver to DTC and the CUSIP Service
                        Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Global Notes having the same Fixed Rate Terms or Floating Rate
                        Terms, as the case may be (other than Original Issue
                        Dates), and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least
                        30 days before the next Interest Payment Date for the related Notes issued in book-entry form, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its Participants
                        (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Notes will, in accordance with CUSIP
                        Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $200,000,000 in aggregate principal amount, one replacement Note will be authenticated and issued to represent each $200,000,000 in aggregate principal amount of the exchanged Global Notes and an additional Global Note or Notes will be authenticated and issued to represent any remaining principal amount of such Global Notes (See
                        "Denominations" below).


Denominations:          Unless otherwise provided in the applicable Pricing
                        Supplement, Notes issued in book-entry form will be issued in denominations of $1,000 and integral multiples thereof. Global Notes will not be denominated in excess of $200,000,000 aggregate principal amount. If one or more Notes are issued in book-entry form in excess of $200,000,000 aggregate principal amount and would, but for the preceding sentence, be represented by a single
                        Global Note, then one Global Note will be issued to represent each $200,000,000 in aggregate principal amount of such Notes issued in book-entry form and an additional Global Note or Notes will be issued to represent any remaining aggregate principal amount of such Note or Notes issued in book-entry form. In such a case, each of the Global Notes representing
                        Notes issued in book-entry form shall be assigned the same CUSIP number.

Payments of Principal
  and Interest:         Payments of Interest Only.  Promptly after each
                        Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date
                        (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts.
                        DTC will confirm the amount payable on each Global
                        Note on such Interest Payment Date by reference to the daily bond reports published by Standard &
                        Poor's. On such Interest Payment Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to pay the interest then due and owing on the Global Notes, and upon receipt of such funds from the Company, the Trustee in turn will pay to DTC such total amount of interest due on such Global Notes (other than on the Maturity Date), at the times and in the manner set forth below under "Manner of Payment". The Trustee shall make payment of that amount of interest due and owing on any Global Notes that Participants have elected to receive in foreign or composite currencies directly to such Participants.

                        Notice of Interest Rates. Promptly after each Interest Determination Date or Calculation Date, as the case may be, for Floating Rate Notes issued in book-entry form, the Trustee will notify each of Moody's Investors Service, Inc. and Standard & Poor's of the interest rates determined as of such Interest Determination Date.



                        Payments at Maturity.  On or about the first
                        Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note maturing or otherwise becoming due in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to make the required payments, and upon receipt of such funds the Trustee in turn will pay to DTC the principal amount of Global Notes, together with premium, if any, and interest due on the Maturity Date, at the times and in the manner set forth below under "Manner of Payment". Promptly after payment to DTC of the principal, premium, if any, and interest due on the Maturity Date of such Global Note, the Trustee will cancel such Global Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of outstanding Global Notes as of the close of business on the immediately preceding Business Day.

                        Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or the Maturity Date, as the case may be, shall be paid by the Company to the Trustee in funds available for use by the Trustee no later than 10:00 a.m., New York City time, on such date. The Company will make such payment on such Global Notes to an account specified by the Trustee. Upon receipt of such funds, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal, premium, if any, and interest due on Global Notes on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the beneficial interests in such Global Notes are

                        recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Global Notes.

                        Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Global Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Global Note.

Settlement
  Procedures:           Settlement Procedures with regard to each Note in
                        book-entry form sold by an Agent, as agent of the Company, or purchased by an Agent, as principal, will be as follows:

                        A. The Offering Agent will advise the Company by telephone, confirmed by facsimile, of the following settlement information:

                             1. Principal amount and Authorized Denomination.

                             2. (a)  Fixed Rate Notes:

                                        (i)   Interest Rate.

                                       (ii)   Interest Payment Dates.

                                      (iii)   Whether such Note is being
                                                issued with Original Issue
                                                Discount and, if so, the terms
                                                thereof.

                                (b)  Floating Rate Notes:

                                        (i)   Interest Rate Basis or Bases.

                                       (ii)   Initial Interest Rate.

                                      (iii)   Spread and/or Spread Multiplier,
                                                if any.

                                       (iv)   Initial Interest Reset Date or
                                                Interest Reset Dates.

                                        (v)   Interest Payment Dates.


                                       (vi)   Index Maturity, if any.

                                      (vii)   Maximum and/or Minimum Interest
                                                Rates, if any.

                                     (viii)   Optional Reset Date, if any

                                       (ix)   Fixed Rate Commencement Date,
                                                if any.

                                        (x)   Fixed Interest Rate, if any.

                                       (xi)   Calculation Agent.

                                3.   Price to public, if any, of such Note
                                     (or whether such Note is being offered
                                     at varying prices relating to
                                     prevailing market prices at time of
                                     resale as determined by the Offering
                                     Agent).

                                4.   Trade Date.

                                5.   Settlement Date (Original Issue Date).

                                6.   Stated Maturity Date.

                                7.   Redemption provisions, if any.

                                8.   Repayment provisions, if any.

                                9.   Default Rate, if any.

                                10.  Net proceeds to the Company.

                                11.  The Offering Agent's discount or
                                     commission.

                                12.  Whether such Note is being sold to the
                                     Offering Agent as principal or to an
                                     investor or other purchaser through the
                                     Offering Agent acting as agent for the
                                     Company.

                                13.  Such other information specified with
                                     respect to such Note (whether by
                                     Addendum or otherwise).

                        B. The Company will assign a CUSIP number to the Global Note representing such Note and then advise the Trustee by facsimile transmission or other electronic transmission of the above settlement information received from the Offering Agent, such CUSIP number and the name

                             of the Offering Agent. The Company will also advise the Offering Agent of the CUSIP number assigned to the Global Note.

                        C. The Trustee will communicate to DTC and the Offering Agent through DTC's Participant Terminal System a pending deposit message specifying the following settlement information:

                             1. The information set forth in Settlement
                                Procedure A.

                             2. Identification numbers of the participant
                                accounts maintained by DTC on behalf of the Trustee and the Offering Agent.

                             3. Identification of the Global Note as a Fixed
                                Rate Global Note or Floating Rate Global
                                Note.

                             4. Initial Interest Payment Date for such Note,
                                number of days by which such date succeeds the related record date for DTC purposes (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Trustee).

                             5. CUSIP number of the Global Note representing
                                such Note.

                             6. Whether such Global Note represents any other
                                Notes issued or to be issued in book-entry form.

                             DTC will arrange for each pending deposit message described above to be transmitted to Standard & Poor's, which will use the information in the message to include certain terms of the related Global Note in the appropriate daily bond report published by Standard & Poor's.

                        D. The Trustee will complete and authenticate the Global Note representing such Note.

                        E. DTC will credit such Note to the participant account of the Trustee maintained by DTC.


                        F. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Trustee's participant account and credit such Note to the participant account of the Offering Agent maintained by DTC and (ii) to debit the settlement account of the Offering Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less such Offering Agent's discount or underwriting commission, as applicable. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Note has been issued and authenticated and (ii) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

                        G. In the case of Notes in book-entry form sold through the Offering Agent, as agent, the Offering Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Offering Agent's participant account and credit such Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Offering Agent maintained by DTC in an amount equal to the initial public offering price of such Note.

                        H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures F and G will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                        I. Upon receipt, the Trustee will pay the Company, by wire transfer of immediately available funds to an account specified by the Company to the Trustee from time to time, the amount transferred to the Trustee in accordance with Settlement Procedure F.

                        J. The Trustee will send a copy of the Global Note by first class mail to the Company together with a statement setting forth the principal amount of Notes Outstanding as of the related Settlement Date after giving effect to such

                             transaction and all other offers to purchase
                             Notes of which the Company has advised the Trustee but which have not yet been settled.

                        K. If such Note was sold through the Offering Agent, as agent, the Offering Agent will confirm the purchase of such Note to the investor or other purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such investor or other purchaser.

Settlement Procedures
 Timetable:             For offers to purchase Notes accepted by the
                        Company, Settlement Procedures A through K set forth above shall be completed as soon as possible following the trade but not later than the respective times (New York City time) set forth below:

                        Settlement
                        Procedure                       Time
                        ----------                      ----

                             A          11:00 a.m. on the trade date or within
                                        one hour following the trade
                             B          12:00 noon on the trade date or with
                                        one hour following the trade
                             C          No later than the close of business
                                        on the trade date
                             D          9:00 a.m. on Settlement Date
                             E          10:00 a.m. on Settlement Date
                             F-G        No later than 2:00 p.m. on Settlement
                                        Date
                             H          4:00 p.m. on Settlement Date
                             I-K        5:00 p.m. on Settlement Date


                        Settlement Procedure H is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                        If settlement of a Note issued in book-entry form is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than


                        5:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:      If the Trustee fails to enter an SDFS deliver order
                        with respect to a Note issued in book-entry form pursuant to Settlement Procedure F, the Trustee may deliver to DTC, through DTC's Participant Terminal
                        System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Global Note, the Trustee will mark such Global
                        Note "canceled", make appropriate entries in its records and send certification of destruction of such canceled Global Note to the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two
                        Global Notes, one of which shall represent the Global Notes for which withdrawal messages are processed and shall be canceled immediately after issuance and the other of which shall represent the other Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

                        In the case of any Note in book-entry form sold through the Offering Agent, as agent, if the purchase price for any such Note is not timely paid to the Participants with respect thereto by the beneficial investor or other purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such investor or other purchaser), such Participants and, in turn, the related Offering Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures F and G, respectively. Thereafter, the Trustee will

                        deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company.

                        Notwithstanding the foregoing, upon any failure to settle with respect to a Note in book-entry form, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Global Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedure D, for the authentication and issuance of a Global Note representing such remaining Notes and will make appropriate entries in its records.


                  PART III:  PROCEDURES FOR CERTIFICATED NOTES


Denominations:          Unless otherwise provided in the applicable Pricing
                        Supplement, the Certificated Notes will be issued in denominations of $1,000 and integral multiples thereof.

Payments of Principal,
 Premium, if any,
 and Interest:          Upon presentment and delivery of the Certificated
                        Note, the Trustee upon receipt of immediately available funds from the Company will pay the principal of, premium, if any, and interest on, each Certificated Note on the Maturity Date in immediately available funds. All interest payments on a Certificated Note, other than interest due on the Maturity Date, will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register;
                        PROVIDED, HOWEVER, that Holders of $10,000,000 or more in aggregate principal amount of Certificated
                        Notes (whether having identical or different terms and provisions) shall be entitled to receive such interest payments by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to the applicable Interest Payment Date.

                        The Trustee will provide monthly to the Company a list of the principal, premium, if any, and interest to be paid on Certificated Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law.

                        Certificated Notes presented to the Trustee on the Maturity Date for payment will be canceled by the Trustee. All canceled Certificated Notes held by the Trustee shall be destroyed and the Trustee shall furnish to the Company a certificate with respect to such destruction.

Settlement
 Procedures:            Settlement Procedures with regard to each
                        Certificated Note purchased by an Agent, as principal, or through an Agent, as agent, shall be as follows:


A. The Offering Agent will advise the Company by telephone of the following settlement information with regard to each Certificated Note:

                             1. Exact name in which the Certificated Note(s) is to be registered (the "Registered Owner").

                             2. Exact address or addresses of the Registered Owner for delivery, notices and payments of principal, premium, if any, and interest.

                             3.  Taxpayer identification number of the
                                 Registered Owner.

                             4.  Principal amount and Authorized
                                 Denomination.

                             5.  (a) Fixed Rate Notes:

                                        (i)   Interest Rate.

                                       (ii)   Interest Payment Dates.

                                      (iii)   Whether such Note is being
                                              issued with Original Issue
                                              Discount and, if so, the terms
                                              thereof.

                                 (b) Floating Rate Notes:

                                        (i)   Interest Rate Basis or Bases.

                                       (ii)   Initial Interest Rate.

                                      (iii)   Spread and/or Spread Multiplier,
                                                if any.

                                       (iv)   Initial Interest Reset Date and
                                                Interest Reset Dates.

                                        (v)   Interest Payment Dates.

                                       (vi)   Index Maturity, if any.


                                      (vii)   Maximum and/or Minimum Interest
                                              Rates, if any.

                                     (viii)   Optional Reset Date, if any.

                                       (ix)   Fixed Rate Commencement Date,
                                                if any.

                                        (x)   Fixed Interest Rate, if any.

                                       (xi)   Calculation Agent.

                             6. Price to public of such Certificated Note (or whether such Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Offering Agent).

                             7.  Trade Date.

                             8.  Settlement Date (Original Issue Date).

                             9.  Stated Maturity Date.

                             10. Redemption provisions, if any.

                             11. Repayment provisions, if any.

                             12. Default Rate, if any.

                             13. Net proceeds to the Company.

                             14. The Offering Agent's discount or commission.

                             15. Whether such Note is being sold to the
                                 Offering Agent as principal or to an
                                 investor or other purchaser through the
                                 Offering Agent acting as agent for the
                                 Company.

                             16. Such other information specified with
                                 respect to such Note (whether by Addendum or otherwise).

                        B. After receiving such settlement information from the Offering Agent, the Company will advise the Trustee of the above settlement information by facsimile transmission confirmed by telephone. The Company will cause the Trustee to issue, authenticate and deliver the Certificated Note.


                        C. The Trustee will complete the Certificated Note in the form approved by the Company and the Offering Agent, and will make three copies thereof (herein called "Stub 1", "Stub 2" and "Stub 3"):

                             1. Certificated Note with the Offering Agent's confirmation, if traded on a principal basis, or the Offering Agent's customer confirmation, if traded on an agency basis.

                             2.  Stub 1 for Trustee.

                             3.  Stub 2 for Offering Agent.

                             4.  Stub 3 for the Company.

                        D. With respect to each trade, the Trustee will deliver the Certificated Note and Stub 2 thereof to the Offering Agent at the following applicable address:  Merrill Lynch, Pierce,
                             Fenner & Smith Incorporated, Merrill Lynch Money Markets Clearance, 55 Water Street, Concourse Level, N.S.C.C. Window, New York, New York
                             10041, Attention:  Al Mitchell, (212) 558-2405,
                             telecopier: (212) 558-2457; Dean Witter Reynolds Inc., Two World Trade Center, Attention: Samuel H. Wolcott, (212) 392-3119, telecopier: (212) 392-
                             2575; PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention:
                             Walter Hulse, (212) 713-2960, telecopier: (212) 247-0371; and the Trustee will keep Stub 1. The Offering Agent will acknowledge receipt of the Certificated Note through a broker's receipt and will keep Stub 2. Delivery of the Certificated Note will be made only against such acknowledgment of receipt. Upon determination that the Certificated Note has been authorized, delivered and completed as aforementioned, the Offering Agent will wire the net proceeds of the Certificated Note after deduction of its applicable commission to the Company pursuant to standard wire instructions given by the Company.

                        E. In the case of a Certificated Note sold through the Offering Agent, as agent, the Offering Agent will deliver such Certificated Note (with the confirmation) to the purchaser against payment in immediately available funds.

                        F.   The Trustee will send Stub 3 to the Company.


Settlement
 Procedures
 Timetable:             For offers to purchase Certificated Notes accepted
                        by the Company, Settlement Procedures A through F set forth above shall be completed as soon as possible following the trade but not later than the respective times (New York City time) set forth below:

                        Settlement
                        Procedure                  Time
                        ----------                 ----

                            A        11:00 a.m. on the trade date or
                                     within one hour following the trade
                            B        12:00 noon on the trade date or
                                     within one hour following the trade
                            C-D      2:15 p.m. on Settlement Date
                            E        3:00 p.m. on Settlement Date
                            F        5:00 p.m. on Settlement Date

Failure to Settle:      In the case of Certificated Notes sold through the
                        Offering Agent, as agent, if an investor or other purchaser of a Certificated Note from the Company shall either fail to accept delivery of or make payment for such Certificated Note on the date fixed for settlement, the Offering Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return such Certificated
                        Note to the Trustee.

                        The Trustee, upon receipt of such Certificated Note from the Offering Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Offering Agent in an amount of immediately available funds equal to the amount previously paid to the Company by such Offering Agent in settlement for such Certificated Note. Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse

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                        such Offering Agent on an equitable basis for its
                        reasonable loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Trustee will cancel and destroy such Certificated Note, make appropriate entries in its records to reflect the fact that such Certificated Note was never issued, and accordingly notify in writing the Company.

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